EXHIBIT 21.1

PLATFORM SPECIALTY PRODUCTS CORPORATION
Subsidiaries

The following are subsidiaries of Platform Specialty Products Corporation as of December 31, 2014 and the jurisdictions in which they are organized:

Subsidiary	State or Jurisdiction of Incorporation/Organization
Agoramont S.A
Agriphar de Colombia SAS
Agriphar de Costa Rica SA
Agriphar SAS
Agriphar Hellas SA
Agriphar Iberia SLU
Agriphar Italia Srl
Agriphar Poland Sp zoo
Agriphar S.A
Agriphar Sarl
Agriphar SDN BHD
Anion Quimica Industrial S.A.
Aprochim Filtersystem Gmbh
Aprochim Spa
Autotype Holdings (USA), Inc.
Bayport Chemical Service Inc.
Canning Gumm LLC
Chemtura Australia Pty Ltd
Chemtura Chemicals India Private Ltd
Chemtura Columbia Ltda
Chemtura Europe doo
Chemtura Europe Ltd
Chemtura Technology BV
Chemtura Netherlands BV
Chemtura Pty Ltd
Chemtura Quimica Argentina SACI
Chemtura Specialties Ecuador SA
Chemtura Thailand Ltd
Chemtura Ukraine LLC
Chimac S.A
CPS Chemical Products & Services
Crompton (Uniroyal Chemical ) Reg Ltd
Dutch Agricultural Formations CV
Dutch Agricultural Investment Partners LLC
Dynacircuits LLC
Echo International Inc.
Establishment Godel SA
Geopharm AEEVE & Co EE
Industrias Agriphar SA
MacDermid Actium Ltd
MacDermid Acumen Inc.
MacDermid Agricultural Solutions Australia Pty Ltd
MacDermid Agricultural Solutions Canada Inc.
MacDermid Agricultural Solutions Commercio de Productos Agricoles Ltda

Greece
Colombia
Costa Rica
France
Greece
Spain
Italy
Poland
Belgium
Switzerland
Malaysia
Brazil
Germany
Italy
Illinois
Texas
Delaware
Australia
India
Colombia
Slovenia
United Kingdom
Netherlands
Netherlands
South Africa
Argentina
Ecuador
Thailand
Ukraine
Belgium
Denmark
United Kingdom
Netherlands
Netherlands
Delaware
Delaware
France
Greece
Guatemala
United Kingdom
Delaware
Australia
Canada
Brazil

MacDermid Agricultural Solutions France Sarl
MacDermid Agriultural Solutions Great Britain Ltd
MacDermid Agricultural Solutions Holdings BV
MacDermid Agricultural Solutions Inc.
MacDermid Agricultural Solutions Italy Srl
MacDermid Agricultural Solutions Korea Ltd
MacDermid Agricultural Solutions Mexico SA de RL de CV
MacDermid Agricultural Solutions Netherlands Cooperatief UA
MacDermid Agricultural Solutions Nippon Ltd
MacDermid Anion Inc
MacDermid Autotype (Asia) Pte Ltd
MacDermid Autotype Inc
MacDermid Autotype Ltd
MacDermid Benelux Bv
MacDermid Brazil Inc
MacDermid C.Z. Sro
MacDermid Canning Gmbh
MacDermid Canning Ltd
MacDermid Chemicals Industries Argentina Inc.
MacDermid Chemicals Inc
MacDermid (Nanjing) Chemical Ltd
MacDermid Continental Investments Ltd.
MacDermid Dutch Investments CV
MacDermid Espanola S.A.
MacDermid Europe Ltd
MacDermid European Capital Investments I, LLC
MacDermid European Capital Investments II, LLC
MacDermid European Capital Partners LLP
MacDermid European Holdings Bv
MacDermid European Holdings Gmbh
MacDermid Financial Bv
MacDermid France S.A.
MacDermid GB Holdings Ltd
MacDermid Gmbh
MacDermid Group Inc.
MacDermid Holdings Bv
MacDermid Holdings LLC
MacDermid Holdings SAS
MacDermid Hong Kong Ltd
MacDermid Houston Inc
MacDermid Inc
MacDermid India Private Ltd
MacDermid International Partners
MacDermid International Investments LLC
MacDermid Italian holdings Srl
MacDermid Italiana Srl
MacDermid Investment Corp.
MacDermid Korea Ltd
MacDermid Ltd
MacDermid Luxembourg Properties Sarl
MacDermid Mauritius
MacDermid Mexico Holdings S de RL de CV
MacDermid Mexico Sa de CV
MacDermid Netherlands Cooperatief W.A.
MacDermid Offshore Fluidos do Brazil Industrial Ltda

France
United Kingdom
Netherlands
Delaware
Italy
Korea
Mexico
Netherlands
Japan
Delaware
Singapore
Delaware
United Kingdom
Netherlands
Delaware
Czech Republic
Germany
United Kingdom
Argentina
Canada
China
United Kingdom
Netherlands
Spain
United Kingdom
Delaware
Delaware
United Kingdom
Netherlands
Germany
Netherlands
France
United Kingdom
Germany
Delaware
Netherlands
Delaware
France
Hong Kong
Delaware
Connecticut
India
Delaware
Delaware
Italy
Italy
Delaware
Korea
United Kingdom
Luxembourg
Mauritius
Mexico
Mexico
Netherlands
Brazil

MacDermid Offshore Solutions LLC
MacDermid Operations S de RL de CV
MacDermid Overseas Asia Ltd
Macdermid Panyu Specialty Chemicals Co Ltd
MacDermid Printing & Coating Plates LLC
MacDermid Printing Solutions Acumen Inc
MacDermid Printing Solutions LLC
MacDermid Printing Solutions Ltd
MacDermid Scandinavia
MacDermid Services Mexico SA de CV
MacDermid Services S de RL de CV
MacDermid (Shanghai) Chemical Ltd
MacDermid Singapore, Pte Ltd
MacDermid South America Inc.
MacDermid South Atlantic Inc.
MacDermid Suisse Sarl.
MacDermid Taiwan Ltd
MacDermid Technology (Suzhou) Company Ltd
MacDermid Texas Inc
MacDermid Thailand
MacDermid UK Ltd
MacDermid US Holdings LLC
Marston Bentley Ltd
MAS Acquisitions AS Canada Inc.
MAS Acquisitions Quimica Ltda
MAS LLC
MPS Europe SAS
MIT Belgium NV
MRD Acquisition Corp
Napp Systems Inc
Napp Printing Plate Distribution Inc.
Niche Products Limited
Netherlands Agricultural Investment Partners LLC
Netherlands Agricultural Technologies CV
Nippon MacDermid Co. Ltd
Oak Barrel Investments Ltd
Percival S.A
Pinetree Investments Ltd
Plates & Blankets S de RL de CV
Platform Delaware Holdings, Inc
Platform Sales Suisse GmbH
PTI Produtos Tecnicos Para Impessao Ltd
Revestsul Productos Quimicos Ltd
Semitronic SA
Shenzhen Trading Co Ltd
Specialty Polymers Inc.
SubseasFluids Technologies Limited
Surface Treatments Ltd
Tabitha Holdings Bv
W Canning Australia Pty Ltd
W. Canning Inc
W. Canning Ltd
W Canning USA LLC

Texas
Mexico
Delaware
China
Delaware
Delaware
Delaware
United Kingdom
Sweden
Mexico
Mexico
China
Singapore
Delaware
Delaware
Switzerland
Taiwan
China
Delaware
Thailand
United Kingdom
Delaware
United Kingdom
Canada
Brazil
Delaware
France
Belgium
Delaware
Iowa
South Dakota
United Kingdom
Delaware
Netherlands
Japan
United Kingdom
Belgium
United Kingdom
Mexico
Delaware
Switzerland
Brazil
Brazil
Spain
China
Massachusetts
United Kingdom
United Kingdom
Netherlands
Australia
Delaware
Texas
Delaware